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                                                                      EXHIBIT 99


600 Powers Building, 16 West Main Street, Rochester, New York 14614-1601 585-454-1250

FOR IMMEDIATE RELEASE                             CONTACT:  Mark W. Leunig
                                                  Director of Investor Relations
                                                  (585) 454-1250



                 GENESEE CORPORATION REVIEWS LIQUIDATION STATUS


        ROCHESTER, NEW YORK, November 14, 2002 -- Genesee Corporation (NASDAQ/NMS: GENBB) today announced its progress to date under the Plan of Liquidation and Dissolution that was adopted by the Corporation's shareholders in October 2000.

        The Corporation has substantially completed the liquidation phase of the Plan, divesting its brewing, equipment leasing and foods businesses and its real estate assets in the following transactions:

                                                                          PRE-TAX CASH PROCEEDS
            ASSET DIVESTED                        DATE DIVESTED                  TO DATE
            --------------                        -------------           ---------------------
Brewing Business                                 December 15, 2000             $23.2 million
Equipment Leasing Business                       December 28, 2000             $12.8 million
Foods Business                                    October 10, 2001             $22.1 million
Clinton Square Real Estate                            July 1, 2002              $2.4 million
Westbrook/Crossroads Real Estate                September 16, 2002              $4.5 million
                                                                               -------------
                                            TOTAL PRE-TAX CASH PROCEEDS:       $65.0 MILLION

        In connection with the sale of its brewing business, the Corporation provided $11 million of seller financing to High Falls Brewing Company ("High Falls") and the Corporation was

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required to guarantee performance of a major brewing contract and maintain significant levels of liquid net worth to secure its guaranty. In April 2002, the Corporation negotiated a release from this guaranty and the liquid net worth requirement, relieving the Corporation of a significant contingent liability. In July 2002 the Corporation collected $6 million from High Falls, which, together with amounts previously paid by High Falls, reduced the balance remaining on the seller financing of the brewery sale to $4 million.

        The Corporation's unaudited Statement of Net Assets in Liquidation at October 26, 2002 is set forth below. The amounts recorded in the Statement of Net Assets in Liquidation are based on management's current estimates of the net realizable value of the Corporation's assets and the settlement costs of the Corporation's liabilities, which are expected to differ from the amounts shown below and could be greater or lesser than the amounts shown below.

           Statement of Net Assets in Liquidation (Liquidation Basis)
                          October 26, 2002 (Unaudited)
                  (Dollars in thousands, except per share data)

Assets
        Cash and cash equivalents                                      $    9,316
        Marketable securities available for sale                            5,361
        Notes receivable                                                    3,700
        Investment in direct financing and leveraged leases                    92
        Estimated income tax receivable                                       842
        Other assets                                                          362
                                                                       ----------
               Total assets                                            $   19,673
                                                                       ==========

Liabilities and Net Assets

        Accrued Compensation                                           $    1,025
        Accrued expenses and other liabilities                              1,156
        Accrued self-insured workers compensation                           1,361
                                                                       ----------
               Total liabilities                                            3,542
                                                                       ----------

   Net assets in liquidation                                           $   16,131
                                                                       ==========

   Number of common shares outstanding (Class A -- 209,885,             1,674,086
      Class B -- 1,464,201)
   Net assets in liquidation per outstanding share                     $     9.64
                                                                       ==========


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        The major assets reported on the Corporation's Statement of Net Assets in Liquidation consist of the following:

        - $9.3 million in cash and cash equivalents, which represents the balances maintained in various operating and money market accounts, and $2.4 million in cash being held in escrow against potential claims arising from the sale of the Corporation's foods business. The operating and money market accounts are valued at their face value at October 26, 2002. Of this amount, $3.2 million is being held as collateral for a bank standby letter of credit which provides financial assurance for the Corporation's self-insured workers compensation liability. The amount and duration of the financial assurance requirement is more fully described below.

                The $2.4 million escrow from the sale of the Corporation's foods business is being held in a money market account under an escrow agreement with a nationally chartered bank. The escrow is scheduled to expire on April 10, 2003. Upon expiration, the principal balance and all accrued interest in the escrow account is payable to the Corporation except to the extent that claims for post-closing liabilities arising from the sale of the foods business exceed $270,000. As of October 31, 2002, the total amount of all claims chargeable against the escrow account was less than $10,000.

        - $5.4 million in marketable securities available for sale, which represents a bond portfolio managed by an independent third party investment advisor. The portfolio consists primarily of U.S. Treasury and high quality corporate bonds. Average maturity and yield of the bond portfolio at October 26, 2002 was 1.7 years and 3.0 percent, respectively. Valuation of the bond portfolio is based upon the closing prices of the bonds in the portfolio at October 26, 2002.

        - $3.7 million in notes receivable, which reflects management's current estimate of the value of the $4 million owed by High Falls on the seller financing of the brewery sale.


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                The $4 million note from High Falls bears interest at the rate of 12% per annum. Interest is paid quarterly and principal payments of $1 million and $3 million are due on December 15, 2002 and December 15, 2003, respectively. The December 15, 2003 principal payment can be extended by High Falls to December 15, 2005 if High Falls does not achieve certain contract brewing volume targets.

                The $4 million note is subordinate to High Falls' senior bank debt and mezzanine financing. As of September 30, 2002, the note is subordinate to $11.4 million of senior debt. Under the terms of the senior debt agreements, in the event of a default by High Falls, the senior lenders could declare a standstill, which would prevent the Corporation from receiving principal and interest payments and enforcing its rights against collateral pledged by High Falls to secure the $4 million note. If the senior lenders were to declare a standstill, payments to the Corporation and the Corporation's rights as a secured creditor could be suspended indefinitely. The terms of the High Falls seller financing are detailed in exhibits to the Corporation's report on Form 8-K filed on January 2, 2001.

                High Falls is currently in compliance with all of its obligations under its loan agreements with the Corporation and the Corporation currently expects to collect the entire $4 million balance due on the High Falls note. However, the Corporation has adjusted the value of the High Falls note on its Statement of Net Assets in Liquidation to $3.7 million to reflect management's current estimate of the value of the note, which is based on the fair market value of publicly traded debt instruments of similar quality.

        - $793,000 estimated income tax receivable, which represents the Corporation's current estimate of the cash flow impact under an orderly liquidation and dissolution scenario of estimated taxes on current year and future income after the utilization of estimated tax credits and carry forwards, all of which are subject to audit by various federal and state taxing authorities.


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        The liabilities reported on the Corporation's Statement of Net Assets in
Liquidation include the following:

        - $2.2 million in accrued compensation, expenses and other liabilities. $1.7 of this amount reflects management's current estimate of the cost to complete the Corporation's plan of liquidation and dissolution and operate the Corporation through its dissolution. This cost estimate, which was increased by $450,000 in the second fiscal quarter ended October 26, 2002, includes personnel, facilities, professional fees, and other related costs, and is based on various assumptions regarding the number of employees, the use of outside professionals (including attorneys and accountants) and other costs, and on management's current estimate that the winding up and dissolution of the Corporation will be completed by February 2004. Accrued expenses also includes an amount that the Corporation has estimated as the settlement expense of a state sales tax audit of the Corporation's former brewing business.

        - $1.4 million in accrued self-insured workers compensation liability, which represents the Corporation's current estimate of self-insured workers compensation liability that the Corporation was required to retain following the sale of its brewing and foods businesses. This estimate is based on an independent actuarial study of pending and contingent workers compensation claims. It is expected that the actuarial value of workers compensation claims will decrease in the future as amounts are paid to claimants.

                The Corporation is required by the New York Workers Compensation Board (the "Board") to maintain a $3.2 million standby letter of credit to provide financial assurance for self-insured workers compensation liability. Despite the lower $1.4 million actuarial valuation and the Corporation's expectation that the actuarial valuation of workers compensation liability will decline over time as claims are paid, the Board will not review the $3.2 million financial security requirement until at least October 2004 and it is not currently known whether the Board will adjust the financial security requirement to an amount more consistent with the actuarial valuation of workers compensation liability. It is the Corporation's current expectation that the Board will require the Corporation to maintain some


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                amount of financial assurance for the actuarially determined duration of the self-insured workers compensation liability, which is currently estimated to be twenty to twenty-five years, and any such amount will not be available for distribution to shareholders until the Corporation is relieved of its financial assurance obligation.

        The Corporation's management is currently reviewing strategies to reduce operating costs during the wind up and dissolution phase of the Plan. One initiative being considered is to take the Corporation private through a reverse stock split that would reduce the number of shareholders and allow the Corporation to terminate its registration under the Securities Exchange Act of 1934, thereby relieving the Corporation of the cost of SEC reporting and other federal securities law compliance costs. Management is currently evaluating the feasibility, cost, timing and other considerations associated with a reverse stock split to take the Corporation private and any such action would require approval by the Corporation's shareholders.

        To date, the Corporation has made five liquidating distributions to shareholders under the Plan of Liquidation and Dissolution, totaling $56.1 million, or $33.50 per share. The amount and timing of future liquidating distributions will depend on the factors described above and a number of other factors, including without limitation, the risks and uncertainties identified above and in the information below.


FORWARD-LOOKING STATEMENTS

        Statements made in this news release about the net assets of the Corporation in liquidation are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of significant risks and uncertainties, and there can be no assurance that the expectations reflected in those statements will be realized or achieved. Such risks and uncertainties include, without limitation, the amount and timing of payments to the Corporation by the purchaser of the Corporation's brewing business under a promissory note held by the Corporation; the risk of default by the purchaser of the Corporation's brewing business on its payment and other obligations under that note; the possible extension of payment or renegotiation of terms under that note; possible contingent liabilities and post-closing indemnification and other obligations arising from the sale of the


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Corporation's brewing, foods and equipment leasing businesses and other assets;
the risk that federal, state or local taxing authorities will audit the tax returns filed by the Corporation to report the sale of its brewing, foods and equipment leasing businesses and other assets resulting in additional taxes being assessed against the Corporation; the risk that income, sales, use and other tax returns filed by the Corporation prior to the divestiture of its brewing, foods and equipment leasing businesses might be audited by federal, state or local taxing authorities resulting in additional taxes being assessed against the Corporation; the risk that the Corporation may not be able to realize its current estimate of the net value of its assets; the risk that the Corporation may have underestimated the settlement expense of its obligations and liabilities, including without limitation, its estimates of self-insured workers compensation liability, accrued compensation, and tax liabilities; and risks associated with the liquidation and dissolution of the Corporation, including without limitation, settlement of the Corporation's liabilities and obligations, costs incurred in connection with carrying out the plan of liquidation and dissolution, the amount of income earned during the liquidation period on the Corporation's bond portfolio and investments in money market funds, risks that the market value of the Corporation's bond portfolio could decline, risks associated with investment in bonds and money market funds in the current low interest rate environment, and the actual timing of the winding up and dissolution of the Corporation. Rules governing liquidation accounting require the Corporation to estimate the net value of assets in liquidation. The estimates of net assets in liquidation are based on generally accepted accounting principles and present facts and circumstances and the value of assets actually realized in liquidation is expected to differ from the amounts estimated and could be greater or lesser than the amounts estimated. Accordingly, it is not possible to predict the aggregate amount that will ultimately be distributable to shareholders and no assurance can be given that the amount to be received in liquidation will equal or exceed the estimate of net assets in liquidation per share set forth in the accompanying Statement of Net Assets in Liquidation at October 26, 2002.

Copies of Genesee Corporation news releases are available free of charge on the Internet at http://www.prnewswire.com/comp/352775.html